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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 OCTOBER 1, 1997

                         TEXAS BIOTECHNOLOGY CORPORATION
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                   NO. 1-12574
                            (Commission File Number)

                                   13-3532643
                      (I.R.S. Employer Identification No.)

                             7000 FANNIN, SUITE 1920
                              HOUSTON, TEXAS 77030
                    (Address of Principal Executive Offices)

                                 (713) 796-8822
              (Registrant's Telephone Number, Including Area Code)










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ITEM 5.  OTHER EVENTS



On October 1, 1997, Texas Biotechnology Corporation announced the completion of a public offering of 5 million shares of common stock at a price of $5.00 per share. The Company also sold on October 3, 1997, an additional 750,000 shares of common stock to cover over-allotments. As of October 3, 1997, Texas Biotechnology Corporation had 32,310,512 million shares outstanding. The offering was underwritten by Lehman Brothers and PaineWebber Incorporated. The net proceeds from the offering will be used to fund preclinical and clinical testing of the Company's product candidates, continued research and development, and capital expenditures.



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                                   SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  October 9, 1997                      TEXAS BIOTECHNOLOGY CORPORATION
                                            -------------------------------
                                                      (Registrant)

                                        By:   /S/ STEPHEN L. MUELLER
                                            -------------------------------
                                                  Stephen L. Mueller
                                            Vice President of Administration,
                                                 Secretary and Treasurer